Exhibit 10.3

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (“Agreement”) is made and entered into effective as of the 13th day of November, 2023 (“Effective Date”) by and among Anil R. Diwan and/or his successors and assigns (collectively, the “Lender”) and NanoViricides, Inc., a Delaware Corporation (the “Borrower”).

R E C I T A L S:

A.	The Borrower wishes to obtain from the Lender, a line of credit facility of up to Two Million ($2,000,000) Dollars (the “Line of Credit”).

B.	In connection with the Line of Credit, the Borrower entered into an Open End Promissory Note of even date herewith (the “Note”) to borrow up to $2,000,000.

C.	In full reliance on the representations made by Borrower in this Agreement and the Line of Credit Documents, Lender is willing to extend such financing to Borrower upon the terms, covenants and conditions contained in this Agreement and in the Line of Credit Documents.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, Borrower and Lender mutually agree as follows:

ARTICLE I

DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Agreement shall have the meanings set forth below:

“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the United States of America.

“Default” shall mean the occurrence and continuance of any of the events listed in Sections 6.1 or 6.2 of this Agreement.

“Governmental Authority” shall mean the government of the United States, any state, province or political subdivision thereof, any other foreign country, any multi-national organization or body and any entity exercising executive, judicial, legislative, police, taxing, regulatory or administrative authority or power of any nature.

“Line of Credit” shall mean the financing provided by Lender to Borrower under the terms of this Agreement in the maximum principal amount of Two Million ($2,000,000) Dollars.

“Line of Credit Documents” shall refer to this Agreement, the Note, an Open Ended Mortgage Deed of Even date herewith collateralizing the Note and this Line of Credit, and a Chattel Lien (U.C.C.-1) filing. All of the Line of Credit Documents are incorporated herein by reference.

“Material Adverse Event” means any circumstance or event that, individually or collectively with other circumstances or events, may reasonably be expected to have a material adverse effect on the financial condition or Business of the Borrower, as now conducted or as proposed to be conducted.

“Maturity Date” shall mean December 31, 2024 being the date that all sums evidenced by the Note shall be due and payable.

“Open End Mortgage Deed” shall mean the form of Mortgage Deed issued by the Borrower to the Lender as collateral for the Note and the Line of Credit and in the form of Exhibit B annexed hereto and made a part hereof.

“Note” shall mean reference to the Open End promissory Note issued by the Borrower to the Lender to evidence the Line of Credit and in the form of Exhibit A annexed hereto and made a part hereof.

“Person” shall mean and includes an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

ARTICLE II

AMOUNT AND TERMS OF LINE OF CREDIT

2.1 Line of Credit. On the Effective Date, the Lender shall provide the Borrower with a Line of Credit up to the maximum amount of Two Million ($2,000,000) Dollars, representing the maximum aggregate amount of the advances of funds from the Line of Credit (each an “Advance”) that may be outstanding at any time under the Line of Credit (the “Principal Indebtedness”), from which Borrower may draw down, at any time and from time to time during the period from and including the date of this Line of Credit through the day immediately preceding the Maturity Date, a principal amount not to exceed at any one time outstanding, as to all such Advances in the aggregate, the Principal Indebtedness. The entire Principal Indebtedness of the Line of Credit shall be due and payable on the earlier to occur of (a) the occurrence and continuation of a Default hereunder, or (b) the Maturity Date (as the same may be extended as herein provided).

2.2 Interest. Interest shall be payable on the outstanding Principal Indebtedness, drawn down by the Borrower, at the rate of twelve percent (12%) per annum (the “Interest Rate”), payable upon maturity of the promissory note in arrears on the Maturity Date.

2.3 Borrowing Notice. All Advances, other than the Initial Advance shall be made by Lender on a date which shall be not later than ten (10) days following written request therefore from Borrower.

2.4 Prepayment. Borrower may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, and all Interest accrued on any outstanding Advances at any time prior to the Maturity Date, without the prior written consent of the Lender and without payment of any premium or penalty.

2.5 Extension of Maturity Date. At any time prior to the Maturity Date upon mutual written consent of the Borrower and the Lender, the Maturity Date may be extended for additional one year periods, one year at a time, in which case the “Maturity Date” shall mean such later date and such terms as is agreed upon by the parties.

ARTICLE III

ADDITIONAL AGREEMENTS OF THE BORROWER

3.1 Conditions Precedent to Disbursement at Closing. Prior to the disbursement of any of the proceeds of the Line of Credit to or for the account of Borrower at closing of the Line of Credit, and as a condition precedent to such disbursement, all of the conditions set forth below must be satisfied as determined by Lender, in Lender’s sole discretion.

(a) Line of Credit Documents. On the Effective Date, the Borrower shall execute and deliver to the Lender, a counterpart of all Line of Credit Documents in favor of the Lender consisting of 1) Line of Credit Agreement, Open End Promissory Note, Open End Mortgage Deed, Chattel Lien on all equipment and fixtures.

(b) Miscellaneous Items. Borrower shall deliver to Lender such other items, documents and evidences pertaining to the Line of Credit as may reasonably be requested by Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 The Borrower does hereby represent and warrant to Lender, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows (provided that any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the disclosure schedules of Borrower):

(a) Authority to Execute and Perform Agreements. The Borrower has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and the other Line of Credit Documents and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Line of Credit Documents by the Borrower and the consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary individual and corporate action, and no other proceedings on the part of Borrower are necessary to authorize this Agreement and the other Line of Credit Documents or to consummate the transactions so contemplated. This Agreement and the other Line of Credit Documents have all been or will be duly executed and delivered and are the valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

(b) No Breach. The Borrower's execution, delivery and performance of this Agreement and the other Line of Credit Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Borrower’s Memorandum and Articles of Association; (b) any Contract to which the Borrower is a party or by or to which it or any of their assets are bound or subject; or (c) any governmental law or judicial Order against, or binding upon or applicable to Borrower or their assets.

(c) No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Borrower in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Borrower or any action taken by Borrower.

(d) No Legal Proceedings. As of the date hereof, there is no action, suit or proceeding other than a pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the financial condition of Borrower, and there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the financial condition of the Borrower, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Note.

ARTICLE V

COVENANTS

For so long as any principal amount and accrued interest in respect of the Line of Credit remains outstanding, the Borrower covenants and agrees with the Lender as follows:

5.1 Information. Borrower shall furnish to Lender with reasonable promptness such data and information, financial and otherwise, concerning Borrower as from time to time may reasonably be requested by Lender for purposes of administering compliance with the Line of Credit Documents.

5.2 Notice. Borrower shall promptly notify Lender in writing of any of the following:

(a) The existence or occurrence of any event, which with the passage of time, the giving of notice, or both, would constitute a Default under this Agreement or a default under any of the Line of Credit Documents; and,

(b) Any events or changes in the financial condition of Borrower occurring since the date of the last financial statement of Borrower filed with the Securities and Exchange Commission prior to the date of this Agreement, which individually or cumulatively when viewed in light of prior financial statements, may result in a Material Adverse Event in the financial condition of Borrower.

5.3 Compliance with Laws. Borrower shall comply with all local, state and federal laws, except where non-compliance could not reasonably be expected to constitute a Material Adverse Event.

5.4 Additional Negative Covenants. Borrower shall not, without the prior written consent of Lender, (i) liquidate, dissolve or wind-up the Business and affairs of any of Borrower; (ii) effect any merger or consolidation transaction; (iii) sell, lease, transfer, license or otherwise dispose, in a single transaction or series of related transactions, by Borrower of all or substantially all the assets of Borrower; or (iv) consent to any of the foregoing.

ARTICLE VI

DEFAULT; REMEDIES

6.1 Events of Default Not Requiring Notice. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement and the Line of Credit Documents without the requirement of notice from Lender to Borrower:

(a) Nonpayment. The failure of the Borrower to pay when due any principal or interest at the Interest Rate on the Line of Credit or other charge with respect to the Principal Indebtedness, or the amount of any fee or payment required of Borrower under this Agreement or any of the Line of Credit Documents; provided, that Borrower shall have a ten (10) business day period after which such payment is due in order to cure such breach.

(b) Voluntary Bankruptcy or Insolvency. The occurrence and continuance of any of the following with respect to Borrower: (1) the filing by it of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law or for a receiver or trustee for any of their respective properties; (2) an assignment by it for the benefit of creditors or an admission by any of them, in writing, of an inability to pay their respective debts as they become due; or (3) the entry of a judgment of insolvency against it by any state, provincial or federal court of competent jurisdiction, and any such petition is not dismissed within 60 days after the filing thereof.

6.2 Notice. If any Event of Default shall occur (whether or not any required notice has been given or an applicable grace period has elapsed), Lender shall not be obligated to make any further advances or disbursements until such Event of Default is remedied. Unless otherwise expressly provided by the terms of this Agreement, or the Line of Credit Documents, if an Event of Default shall occur and be continuing, Lender shall give written notice of such occurrence to Borrower as follows:

(a) Monetary Default. In the event of a monetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period.

(b) Nonmonetary Default. In the event of a nonmonetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period. However, if the nonmonetary default cannot reasonably be corrected within the applicable cure period, Borrower shall have an additional thirty (30) days to remedy such nonmonetary default if Borrower notifies Lender of the manner in which the nonmonetary default shall be cured, and if appropriate corrective action is instituted within the initial specified cure period and is diligently pursued thereafter. In the event that correction of the default requires action by a Governmental Authority which cannot reasonably be obtained within an additional thirty (30) days, and Borrower has complied with the conditions of the previous sentence, such thirty (30) day cure period shall be extended to some other reasonable amount of time, so long as the Borrower’ Business is not impaired and continues in the ordinary course until the default is cured.

6.3 Election of Remedies. If an Event of Default shall occur and continue after any required notice and lapse of any applicable grace period, all obligations of Lender under this Agreement and under the Line of Credit Documents shall cease and terminate, and at the election of Lender, the Lender may: (i) declare the outstanding Principal Indebtedness, including accrued interest evidenced by the Note immediately due and payable; (ii) exercise any remedy provided for in the Line of Credit Documents; or (iii) exercise any other right or remedy available to Lender pursuant to any Line of Credit Document, or as provided at law or in equity.

6.4 No Remedy Exclusive. No remedy conferred upon or reserved to Lender under this Agreement shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Line of Credit Documents, or now or hereafter existing at law or in equity or by statute. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

6.5 Right of Set-off. Upon the declaration of the Note as due and payable pursuant to the provisions of Section 6.1, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 6.5 are in addition to other rights and remedies (including other rights of set-off) which the Lender may have.

6.6 Expenses during Default. Borrower shall pay all of Lender’s reasonable fees and costs incurred in the preparation of this Note and any related documents. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, the Borrower shall pay all reasonable costs of collection including reasonable attorneys' fees.

ARTICLE VII

MISCELLANEOUS

7.1 Non-Waiver. No disbursement of the proceeds of the Line of Credit shall constitute a waiver of any covenant or condition to be performed by Borrower. In the event Borrower are unable to satisfy any such covenant or condition, Lender shall not be precluded from thereafter declaring such failure to be an Event of Default.

7.2 Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by each of the Lender and the Borrower.

7.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

7.4 Waivers. The failure by Lender or Borrower at any time or times hereafter to require strict performance by the other of any of the undertakings, agreements or covenants contained in this Agreement shall not waive, affect or diminish any right of Borrower or Lender hereunder to demand strict compliance and performance therewith. Any waiver by Lender of any Event of Default under this Agreement shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements or covenants of Borrower and Lender under this Agreement shall be deemed to have been waived unless such waiver is evidenced by an instrument in writing signed by the party to be charged specifying such waiver.

7.5 Survival. This Agreement shall survive the disbursement of the proceeds of the Line of Credit, and each and every one of the obligations and undertakings of Borrower and Lender contained herein shall be continuing obligations and undertakings and shall not cease and terminate until all amounts which may accrue pursuant to this Agreement or any of the Line of Credit Documents shall have been fully paid and all obligations and undertakings of Borrower shall have been fully discharged.

7.6 Assignment and Notices.

(a)  Borrower may not assign, in whole or in part, any of their rights or obligations under this Agreement, the Line of Credit Documents or any other agreement or commitment (in addition to this Agreement and the Line of Credit Documents) in existence between Lender on one hand, and Borrower, on the other hand, without the prior written consent of the Lender The Lender may assign this Agreement or any of the other Line of Credit Documents.

(b) Except as otherwise provided in this Agreement or in any Line of Credit Document, whenever Lender or Borrower desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any other Line of Credit Document, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier or by email, addressed in the same manner as provided in this Agreement. Any notice delivered personally or by courier shall be deemed to have been given when delivered. Any notice sent by email (confirmed orally by telephone, with a copy sent by overnight courier) shall be presumed to have been received on the date transmitted. Any party may change its address by giving notice to the other party of its new address in the manner provided above.

7.7 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

7.8 No Partnership. Nothing contained in this Agreement, or in any Line of Credit Document shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as Lender may exercise Lender’s rights and remedies provided hereunder and in the Line of Credit Documents.

7.9 Interpretation. Whenever the context shall require, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders. The article and section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

7.10 Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Connecticut without giving effect to principles of conflicts of laws.

7.11 Conflicts. The provisions of this Agreement are not intended to be superseded by the provisions of the Line of Credit Documents executed in conjunction with this Agreement but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Line of Credit Documents, it is intended that this Agreement shall control.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

7.13 Attorney Fees. Borrower and Lender agree that should either of them default in any of the covenants or agreements contained in this Agreement or any of the Line of Credit Documents, the defaulting party shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the non-defaulting party to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

7.14 Jury Waiver. EACH BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LINE OF CREDIT DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. EACH BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.15 Final Expression. THIS AGREEMENT AND THE LINE OF CREDIT DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LENDER WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

7.16 Digital Signatures. This Agreement and all Line of Credit Documents, except the Open End Mortgage, may be executed by digital signatures and delivered electronically in PDF format, each of which shall be given the same legal weight as though they were ribbon original signatures.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Line of Credit Agreement this 13th day of November, 2023.

LENDER:

/s/ Anil R. Diwan
ANIL R. DIWAN

BORROWER:

NANOVIRICIDES, INC.

By:	/s/ Brian Zucker
Name: Brian Zucker
Title: Director, Duly Authorized

EXHIBIT A

Promissory Note

1

OPEN END PROMISSORY NOTE

November 13, 2023
$2,000,000	Shelton, Connecticut

FOR VALUE RECEIVED, on the Line of Credit Maturity Date, NanoViricides, Inc., a Delaware corporation, having a principal office at 1 Controls Drive, Shelton, Connecticut 06484 (the “Borrower”), hereby promises to pay to the order of Anil R. Diwan, or any subsequent holder of this Note (collectively, the “Lender”), under the terms herein, the principal amount of Two Million ($2,000,000) Dollars (the “Principal Amount”), plus interest accrued thereon as herein provided with respect to the Principal Amount. Fixed annual interest shall accrue only on the unpaid Principal Amount from the date of original issuance until paid in accordance herewith, as applicable, at a rate equal to twelve percent (12%) per annum. The unpaid Principal Amount, together with any then-unpaid accrued interest thereon, shall be due and payable or converted, as the case may be, on December 31, 2024 (the “Maturity Date”) or (ii) when such amounts are made due and payable upon or after the occurrence of an Event of Default in accordance with Section 1 hereof. All payments due on this Note shall be made in cash via certified check or other immediately available funds. The Holder shall only be entitled to receive a cash payment for a payment due on this Note (i) upon the demand of the Required Holders on or after the Maturity Date or (ii) upon the occurrence and continuance of Event of Default.

This Open Ended Promissory Note is a Line of Credit Note issued pursuant to, and is entitled to the benefits of, the Line of Credit Agreement, as it may be amended from time to time, of even date. Reference is hereby made thereto for a statement of the terms and conditions under which this Line of Credit Note may be paid, prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Line of Credit Agreement. This Line of Credit Note is subject to obligations as set forth in the Line of Credit Agreement which is included herein by reference.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Line of Credit Loan and addition of Additional Interest and the date and amount of each principal payment and each payment of each Line of Credit Loan and each Additional Interest hereunder.

The Holder, by its acceptance hereof, agrees to be bound by the provisions of the Line of Credit Agreement. Subject to Section 8 hereof, any transfer of this Note will be effected only by surrender of this Note to the Borrower and reissuance of a new note to the transferee for any unpaid balance.

Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note, the Holder will not charge and the Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum rates or amounts permitted by applicable law and in the event any payments are made in excess of such maximum, such payments shall be credited to reduce the Principal Amount. All payments received by the Holder hereunder will be applied first to reasonable costs of collection, if any, then to interest and the balance to the Principal Amount.

2

(1)            Events of Default. An “Event of Default” will occur if any of the following occurs:

(a)            the Borrower fails to make any payment of the Principal Amount or interest when due hereunder within five (5) business days following written demand therefore;

(b)            the Borrower materially breaches any representation or warranty contained in, or fails to comply in any material respect with, any of the terms or covenants of the Line of Credit Agreement or this Note, and such breach or failure is not cured within thirty (30) days after the Required Holders have given the Borrower written notice of such breach;

(c)            involuntary proceedings shall have been commenced against the Borrower (i) under federal bankruptcy law or under any applicable federal or state bankruptcy, insolvency, or similar law, which seek the general adjustment of the Borrower’s debts, (ii) seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any material part of the Borrower’s property, or (iii) seeking an order winding up or liquidating the assets of the Borrower are initiated and continue for a period of sixty (60) days;

(d)            (i) a voluntary proceeding shall have been commenced under federal bankruptcy law, or any other applicable federal or state bankruptcy, insolvency, or other similar law, (ii) the consent by the Borrower to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any material part of the Borrower’s property, (iii) the Borrower making any assignment for the benefit of creditors, or (iv) the taking of any formal action by the Borrower in furtherance of any of the foregoing; or

(e)            there occurs a liquidation, dissolution or winding up of the Borrower.

(2)            Remedies on Default, Etc. Upon the occurrence and continuance of an Event of Default, at the option and upon the declaration of the Required Holders the entire unpaid Principal Amount and accrued and unpaid interest on this Note and all other Notes shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable (provided that if an Event of Default specified in Sections 1(c) or 1(d) above occurs, this Note shall become immediately due and payable without any declaration or other act on the part of the Holder) and the Holder may, among other things, proceed to protect and enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Exchange Agreement, or for an injunction against a violation of any of the terms hereof or thereof or in the exercise of any power granted hereby or thereby or by law. No right conferred upon the Holder hereby or by the Exchange Agreement shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

(3)            Prepayment. This Note may be prepaid, in whole or in part, by the Borrower, without the prior written consent of the Holders.

3

(4)            Waivers, Amendments by Holder. This Note and any provision hereof may be amended, waived or terminated only with the consent of all Parties.

(5)            Notice. . All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

The Holder:	Anil R. Diwan 155 Parsonage Road, Greenwich, CT 06830

With a copy to :	Law Office of Harry Schochat 11 Milan Road Woodbridge, CT 06525

The Borrower:	NanoViricides, Inc 1 Controls Drive Shelton, CT 06484

With a copy to:	Peter Campitiello, Esq. McCarter& English, LLP Two Tower Center Boulevard, 24th Floor East Brunswick, NJ 08816

(6)            Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

(7)            Defenses. The obligations of the Borrower under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

(8)            Attorneys’ and Collection Fees. Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the Principal Amount and accrued interest due and payable hereon, all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Holder in collecting such indebtedness or enforcing this Note.

(9)            Waiver of Presentment. The Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

4

(10)          Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Connecticut.

(11)          Security. This Note, and the due performance by the Borrower of all of its obligations hereunder, is secured as set forth in the Open End Mortgage, of even date, to which reference is hereby made, in favor of the Lender on the real property designated as:

1 Controls Drive, Shelton, Connecticut and more fully described in Schedule “A” attached hereto and Incorporated by reference (the "Real Properties"), which together with such other rights, interests, and appurtenances thereto, as described in the Line of Credit Documents, shall be deemed to be the ("Mortgaged Property").

(12)          This Note is further secured by a Chattel Lien (U.C.C. -1 filing) on all equipment and fixtures located at 1 Control Drive, Shelton, Connecticut.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

5

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be signed by its duly authorized officer.

NANOVIRICIDES, INC.

By:
Name: Brian Zucker
Title: Director, Duly Authorized

6

EXHIBIT B

OPEN END MORTGAGE DEED

1

OPEN END MORTGAGE DEED

To all People to Whom these Presents shall Come, Greeting:

Know Ye, That NANOVIRICIDES, INC, a NEVADA corporation authorized to do business in the State of Connecticut of 1 Controls Drive, Shelton, CT (Grantor) for the consideration of TWO MILLION and 00/00 ($2,000,000.00) DOLLARS received to its full satisfaction of ANIL R. DIWAN, of 453 Glendevon Road, West Haven, CT 06516 (Grantee).

DOES GIVE, GRANT, BARGAIN, SELL AND CONFIRM unto the said Grantee, its successors and assigns forever, premises located in the County of Fairfield, City of Shelton, and State of Connecticut, more particularly described in Schedule "A" attached hereto and commonly known as 1 Controls Drive, Shelton, CT.

TOGETHER with all fixtures other than trade fixtures, and now or hereafter located in or on attached to or affixed to or need or intended to be used in connection with the real estate described in Schedule "A" attached thereto or any structure or improvements thereon, whether now existing or hereafter erected and any or all replacements or additions thereto, all of which are declared to be a part of the real property and covered by the lien hereof. This Mortgage shall be deemed to be a "Security Agreement".

TO HAVE AND TO HOLD the above granted and bargained premises, with the appurtenances thereof, unto the said Grantee its successors and assigns forever, to its and their own proper use and behoof.

AND ALSO, the said Grantor does for itself, its successors and assigns, covenant with the said Grantee its successors and assigns, that at and until the ensealing of these presents, it is well seized of the premises, as a good indefeasible estate in fee simple; and has good right to bargain and sell the same in manner and form as is above written; and that the same is free from all encumbrances whatsoever, except as may be above stated.

AND FURTHERMORE, that the said Grantor does by these presents bind itself and its successors forever to WARRANT AND DEFEND the above granted and bargained premises to the said Grantee its successor and assigns, against all claims and demands whatsoever, except as above stated.

THE CONDITION OF THIS DEED IS SUCH, that whereas the said Grantor is justly indebted to the Grantee in the sum of TWO MILLION and 00/00 ($2,000,000.00) DOLLARS, as is evidenced by An Open End Promissory Note of this date made by Grantor payable to the order of the Grantee with interest at Twelve (12%) percent per annum; and.

WHEREAS, the Grantee has agreed to make the loan herein described to be paid over to the Grantor in multiple installments pursuant to a commercial line of credit agreement as set forth below; and

2

WHEREAS, the maturity date of this Mortgage is DECEMBER 31, 2024 unless extended as set forth in the Note; and

WHEREAS, the Grantee has this day advanced to the Grantor the sum of One Hundred and 00/00 ($100.00) DOLLARS; and

WHEREAS, said Loan is evidenced by a Promissory Note of this date made by Grantor payable to the order of the Grantee with interest at TWELVE (12%) percent per annum the provisions of which are incorporated hereto by reference; and

NOW THEREFORE, if the said Promissory Note shall be well and duly paid according to its tenor and the provisions of a Rider to Open End Mortgage Deed of even date, attached hereto and incorporated by reference herein, then this Deed shall be null and void otherwise to remain in full force and effect.

IN WITNESS WHEREOF, the Grantor has hereunto set its hand and sealed this 13th day of November, 2023.

Signed, Sealed and Delivered in presence of:

NANOVIRICIDES, INC.

By:
Name: Brian Zucker
Title: Director, Duly Authorized

STATE OF NEW JERSEY	)
) ss.
COUNTY OF ___________	)

On this the ____ day of NOVEMBER, 2023 before me, ___________the undersigned officer, personally appeared Brian Zucker, who acknowledged that he is a Director and Duly authorized, and, he as such officer, being duly authorized, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as such officer, and further acknowledges same to be his and its free Act and Deed.

In witness whereof I hereunto set my hand.

Commissioner of the Superior Court
/Notary Public

3

RIDER TO MORTGAGE

BY AND BETWEEN NANOVIRICIDES, INC. As MORTGAGOR and ANIL R. DIWAN, MORTGAGEE

Covering Premises:         1 CONTROLS DRIVE, SHELTON, CT

Dated:        November 13, 2023

The Open End Mortgage Deed is hereby modified and supplemented. Wherever there is any conflict between this Rider and the printed part of this Mortgage, the provisions of this Rider are paramount and this Mortgage shall be construed accordingly.

1.             This Mortgage is given to collateralize the Open End Mortgage Note (the “Note”) of the Mortgagor of even date.

2.             Mortgagor agrees to bear all expenses (including reasonable attorney’s fees for legal services of every kind) of or incidental to the enforcement of any provisions hereof, or enforcement, compromise, or settlement of any of the collateral pledged hereunder, and for the curing thereof, or defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise, and will pay to Mortgagee any such expenses incurred and such expenses shall be deemed an indebtedness secured by this Mortgage and shall be collectible in like manner as the principal indebtedness secured by this Mortgage. All rights and remedies of Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, Mortgagor hereby waives trial by jury.

3.             In the event any payment herein provided for shall become overdue for a period in excess of ten (10) days, late charge interest of six per centum (6%) shall become immediately due to Mortgagee as liquidated damages for failure to make prompt payment, and the same shall be secured by this Mortgage. Said late charges shall be computed from the due date after applicable grace periods, if any, to the date of payment and shall be payable with the next installment of principal and/or interest. Payment and/or acceptance of any late charges shall not constitute a waiver of any default. As to the loan with a balloon payment on the Maturity Date, the six (6%) percent late penalty shall not apply to the balloon portion of the payment; but simply to the portion representing the regularly scheduled payment.

4.             Mortgagor hereby appoints Mortgagee as its attorney-in-fact in connection with any of the personal property or fixtures covered by this Mortgage, to execute and file on its behalf any financing statements, or other statements in connection therewith with the appropriate public office. This power, being coupled with an interest, shall be irrevocable so long as this Mortgage remains unsatisfied.

5.             In the event of a condemnation, or taking in lieu thereof, by purchase or otherwise, of all or a material part of the premises by any governmental authority or agency having jurisdiction, then the entire unpaid indebtedness including any additional monies advanced hereunder shall, at the option of Mortgagee, immediately become due and payable. The condemnation, or a taking in lieu thereof, by purchase or otherwise, of the whole or any part of the premises, shall not reduce the interest provided to be paid on the indebtedness secured hereby, notwithstanding any statutory provisions to the contrary.

4

6.             Wherever in this Mortgage or as a matter of law it is provided that Mortgagee’s consent or approval shall not be unreasonably withheld or the actions of Mortgagee shall be reasonable, the remedy of Mortgagor, in the event Mortgagor shall claim or establish that Mortgagee has unreasonably withheld such consent or approval or has acted unreasonably, shall be limited to injunction, declaratory judgment or arbitration, and in no such event shall Mortgagee be liable for a money judgment.

7.             It is hereby mutually agreed that the time of the repayment, accelerated or otherwise, of this Mortgage, when due, as hereinbefore stated, is of unique and specific importance and financial necessity to Mortgagee and is hereby made of the essence. Should all sums due or payable under the Mortgage, or under any written extension, postponement of the due date or renewal thereof, not be promptly paid in full on or before the due date stated or accelerated as a result of default, Mortgagor shall pay and hereby agrees to pay to Mortgagee, interest at the rate which Mortgagor is permitted by law to contract or agree to pay on the unpaid balance computed from said date of maturity to the date of actual repayment but in no event greater than 20% per annum. Said interest shall become due and payable at the same time that interest payments are due under this Mortgage and shall be secured by the collateral hereunder. It is hereby understood that this provision does not constitute a consent or agreement on the part of Mortgagee to extend or postpone the time of such payment beyond the present date of maturity.

8.             Upon any default of Mortgagor in complying with or performing any warranty or covenant herein, Mortgagee may, at Mortgagee’s option, comply with or perform the same, and the cost thereof together with interest thereon at the rate which Mortgagor is permitted by law to contract or agree to pay from date of such default shall be paid by Mortgagor to Mortgagee on demand and shall be secured by this Mortgage, but in no event greater than 20% per annum.

9.             At no time shall Mortgagor be obligated or required to pay interest on the principal balance of the Note secured by this Mortgage at a rate which could subject Mortgagee to either civil or criminal liability as a result of being in excess of the maximum rate which Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage, or the Note which it secures, Mortgagor is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate and interest payable shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal.

10.           Notwithstanding anything to the contrary herein contained, the grace period for the payment of any installment of interest is ten (10) days.

11.           The entire indebtedness together with accrued interest shall become immediately due and payable at the option of Mortgagee upon any voluntary or involuntary sale, transfer, assignment or conveyance, or encumbrance of the property or any interest therein, or upon any sale, transfer, or assignment of any beneficial interest in Mortgagor without the prior written consent of Mortgagee.

5

12.           Mortgagee, in any action to foreclose this Mortgage or upon the actual waste to any part of the mortgaged premises, or upon the occurrence of any default shall be entitled to the appointment of a receiver as a matter of right, without regard to the value of the mortgaged premises as security for the indebtedness secured hereby, or the solvency or insolvency of any person then liable for the payment of the indebtedness.

13.           Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of the Mortgage to be performed by Mortgagor.

14.           The validity and enforceability of this Mortgage and all transactions and questions arising hereunder, shall be construed and interpreted according to the laws of the State of Connecticut and shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Mortgage.

15.           Mortgagee, its agents, or representatives shall have the right at all reasonable times to enter and inspect the mortgaged premises.

16.           Mortgagor covenants, represents and warrants, to the best of its knowledge and belief, that the mortgaged premises and any buildings and improvements thereon are and shall continue to be (i) free of toxic waste, asbestos and other hazardous materials and (ii) in compliance with all applicable laws, rules, regulations or orders pertaining to health, the environment or hazardous materials. Failure or refusal by Mortgagor to cure any such condition, upon notice shall be a default under this Mortgage.

17.           Mortgagor covenants, represents and warrants that, to the best of its knowledge and belief, the use of the property complies with all laws, ordinances, regulations and requirements of all governmental bodies having jurisdiction over the mortgaged premises.

18.           INTENTIONALLY OMITTED

19.           Any provision in this rider or in this Mortgage to the contrary notwithstanding, in the event Mortgagee shall not escrow for taxes, Mortgagor shall furnish to the holder of this Mortgage proof of payment of real estate taxes and water and sewer charges assessed against the premises within five (5) days of request of Mortgagee after the same are due and payable. Proof of payment shall be by receipted bills from the payee.

20.           Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage, or by any subsequent owner of the mortgaged premises, or by any other person whose interest in the premises might be prejudices in the event of a failure to make such payment, or by any other person whose interest in the premises might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation which at any time may be liable for such payment or may own or have such an interest in the premises, shall be deemed, as between Mortgagee and all persons who at any time may be liable as aforesaid or may own the premises, to have been made on behalf of all such persons.

6

21.           Mortgagor covenants and agrees that in the event any check tendered by Mortgagor, or on behalf of Mortgagor, in payment of any of the obligations of Mortgagor under this Mortgage or the Note secured hereby is returned unpaid by the Bank upon which such payment is drawn, then in such event, Mortgagor shall pay to Mortgagee the Bank fees imposed upon such returned check and a fee of twenty five ($25.00) dollars to reimburse Mortgagee for the administrative expenses incurred by Mortgagee on account of such returned check. Such fee shall be paid with the next payment due under the terms of this Mortgage or the Note secured hereby. Any default in the payment of such fee shall be deemed a default in the payment of principal and/or interest hereunder.

22.           The Mortgage form hereof is hereby supplemented to provide that the whole of said principal sum and the interest therein shall become due at the option of the mortgagee in the following additional events: (a) non-performance by the Mortgagor of, or failure to comply with, any agreement, covenant, or condition contained in this Mortgage or any other instrument executed with respect to the premises, or (b) if any representation contained herein or in any other instrument executed in connection herewith is or shall become untrue, or (c) if the Mortgagor fails or suspends business, makes an assignment for the benefit of creditors, applies for an extension from or composition with creditors, or if a trustee, receiver, or liquidator, be appointed for the Mortgagor for any of this property, or under the provisions of any State insolvency law a petition be filed by or against the mortgagor, except that if such petition shall be filed against the Mortgagor, the Mortgagor shall have ten (10) days in which to cause said petition to be dismissed; (d) if any action or proceeding is commenced by any governmental authority with respect to curing violations or maintenance of the premises.

23.           The failure of Mortgagor to pay any installment of principal and/or interest on any prior or subsequent mortgage given by Mortgagor or any related entity of Mortgagor to Mortgagee or any related entity of Mortgagee on any other property or the failure of Mortgagor to otherwise comply with any of the other terms, provisions, and conditions of any other mortgage given by Mortgagor or any related entity of Mortgagor to Mortgagee or any related entity of Mortgagee shall be deemed a default in the payment of any installment of principal and/or interest under the terms of this Mortgage.

24.           Any sums advanced by Mortgagee to preserve or maintain the security of the debt shall be paid by Mortgagor to Mortgagee immediately upon demand for same, together with interest at the rate provided hereunder from the date of advance until the date of demand, and if not paid after demand or if such advance is made after default, at the default rate and any and all sums so advanced by Mortgagee either before or after foreclosure proceedings are commenced, shall be deemed to be secured by this Mortgage.

7

25.           Leases and Renting

a.              Mortgagor will not execute an assignment of the rents, or any part thereof, from the Premises without Mortgagee’s prior written consent.

b.              Mortgagor will not execute any lease of all or a substantial portion of the premises except for actual occupancy by the lessee thereunder without Mortgagee’s prior written consent.

c.              Each future lease of the premises, or any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, the lessee thereunder will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by such lessee of its obligations under such lease, or (ii) any amendment or modification of the lease made without the consent of Mortgagee or such successor in interest. Each lease shall also provide that, upon request by such successor in interest such lessee shall execute and deliver an instrument or instruments confirming such attornment, provided mortgagor shall deliver a standard non-disturbance agreement.

26.           It shall be considered an event of default and the whole of the principal sum and the interest thereon at the rate in effect during a period of default as provided in the Note secured by this Mortgage shall become due at the option of Mortgagee:

a.              after default in the payment of any installment of principal, interest and/or tax escrow, payments required under the terms of the Mortgage Note or this Mortgage within ten (10) days of the date the same is due;

b.              after default in payment of any tax assessment for Ten (10) days after the same is due and payable;

c.              after default upon notice in keeping in force the insurance required herein;

d.              after default upon notice and demand either in delivering the polices of insurance herein described or referred to or in reimbursing Mortgagee for premiums paid on insurance, as herein provided;

e.              after default for ten (10) days upon notice and demand in the payment of any installment which may then be due or delinquent of any assessment for local improvement for which an official bill has been issued by the appropriate authorities and which may now or hereafter affect the premises and may be or become payable in installments;

8

f.               upon the actual waste, removal or demolition of, or material alteration to, any part of the premises or any of the personal property inside the premises;

g.              upon the election by Mortgagee to accelerate the maturity date of said principal sum pursuant to the provisions of said Note or of any other instrument which may be held by Mortgagee as additional security for said Note;

h.              the insolvency or inability of Mortgagor to pay its debts as they mature or the appointment of a receiver, trustee, custodian or other fiduciary of for any of the property of or an assignment for the benefit of creditors by, or the making of or entering into a trust mortgage or deed or other instrument of similar import for the benefit of creditors generally by Mortgagor; or the convening of a meeting of the creditors or the selection of a committee representing the creditors of Mortgagor; or

i.               the filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency or debtor relief law, or seeking any readjustments of indebtedness, reorganization, composition, extension or any similar type or relief, or the filing of a petition, complaint or other motion under any chapter of the United States Bankruptcy Code (hereinafter referred to as the “Code”) as the same now exists or may hereafter be amended by or against Mortgagor; or

j.               non-performance by Mortgagor of any agreement, covenant or condition contained in this mortgage or any other instrument executed with respect to the premises; or

k.               non-performance by Mortgagor of any agreement, covenant or condition contained in any agreement with the Mortgagee.

27.           This is an "Open-End Mortgage" under Section 49.2 subsection (c) of the Connecticut General Statutes, as amended, and the holder hereof shall have all of the rights, powers and protection for which the holder of any Open-End Mortgage is entitled under Connecticut law. Upon request the Grantee may, in its discretion, make future advances to the Grantor. Any future advance, and the interest payable thereon, shall be secured by this Mortgage when evidenced by a Promissory Note stating that the. Note is secured hereby. At no time shall the principal amount of the debt secured by this Mortgage exceed the original principal amount of the Note, nor shall the maturity of any future advance secured hereby extend beyond the date the final principal payment is due on the Note.

28.           In the event Mortgagee obtains a Judgment of Foreclosure, a reasonable legal fee to be set by the Superior Court and the costs and expenses of the action shall be payable by Mortgagor and shall constitute part of the principal obligation hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS.]

9

NANOVIRICIDES, INC.

By:
Name: Brian Zucker
Title: Director , Duly Authorized

STATE OF NEW JERSEY	)
) ss. Shelton
COUNTY OF ___________	)

On this the ____ day of November, 2023 before me,      the undersigned officer, personally appeared ___________________, who acknowledged that he is the____________, and, he as such member, being duly authorized, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as such officer, and further acknowledges same to be his and its free Act and Deed.

In witness whereof I hereunto set my hand.

Commissioner of the Superior Court
/Notary Public

10